Exhibit 10.1

[Form of Stock Option/RSU Confirmation Sheet]

2011 LTMIP AWARD

CONFIRMATION SHEET

NAME:

On [                    ], you were granted an award under the Viacom Inc. 2006 Long-Term Management Incentive Plan, as amended and restated effective January 1, 2011 (the “LTMIP”).

Your award consists of [a combination of] [stock options [and] restricted share units (“RSUs”)]. The grant date value of your award and the number of shares of Viacom Inc. Class B common stock, par value $0.001 (“Class B Common Stock”), subject to your award is specified below:

	[Stock Option Award Number of Shares]	[RSU Award Number of Shares]
[Grant Date Value*]

[The [stock options] [and] [RSUs] granted to you under this award vest in four equal installments of 25% on each of [            ], [            ], [            ] and [            ] (i.e. the first, second, third and fourth anniversaries of the date the award was granted to you) as long as you remain an active employee.]

[The exercise price of the stock options is $[            ] per share, the closing price of the Class B Common Stock on the New York Stock Exchange (“NYSE”) on [            ] (i.e. the date the stock options were granted to you). The stock options expire on [            ].]

[After your stock options vest, you may exercise them on any NYSE trading day before they expire as specified in the LTMIP and any other documents relating to your award, subject to the “Terms and Conditions” posted on the Morgan Stanley Smith Barney website (including any forfeiture and early expiration provisions), and subject to company policies that require preclearance of trading activity and, for certain individuals, trading within specified window periods.]

[Once the RSUs granted to you vest, they will become payable to you in shares of Class B Common Stock and you will also be entitled to receive dividend equivalents at such time as stated in the “Terms and Conditions” posted on the Morgan Stanley Smith Barney website.]

*The Grant Date Value was calculated by using the Black Scholes value of $[            ] on the date of grant for your stock options and the Class B Common Stock closing price of $[            ] on the date of grant for your RSUs.